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Certificate of Insurance for Life Insurance     No. 174 596-00
Commercial Direct Insurance (salary conversion)

Personal data

Policyholder	Charles River Wiga GmbH
Insured party	Dr. Joerg Geller DOB 09/26/1954

Term-life insurance according to Rate III M
Amount insured	DM 87,304
Maturity	Upon the death of the insured party, no later than 01/01/2015
Technical commencement *)	01/01/1988
Age at entry	33 years
Term of insurance	27 years
Age at expiry	60 years
Expiration of insurance	01/01/2015
Duration of premium payment	27 years
Expiration of premium payment	01/01/2015
Allocation of profits	Interest-bearing accumulation until the expiration date

Entitlement to benefits
The insured party is irrevocably entitled to benefits, in the event of both death as well as survival.
In the event of death, the insurance benefit is to be paid to: his wife, Marie Theres, née Tebartz, if deceased, to his children, Felix, DOB 02/23/1984, and Meike, DOB 08/18/1985, if deceased, to his parents, if deceased, to the heirs of the insured party. The aforementioned surviving beneficiaries in the event of death have an irrevocable claim to the insurance benefits in the event of the death of the insured person. The entitlement to benefits also applies to the excess shares.

Continued on page 2

Certificate of Insurance for Life Insurance     No. 174 596-00

Annual premium

For DM 87,304 primary amount insured	DM 2,400.00
DM 2,400.00

Form of payment
Annual	DM 2,400.00
Payable by 01/01 of each year	DM 2,400.00

Initial premium
Amount payable from 01/01/1988 to 12/31/1988	DM 2,400.00
Remaining initial premium	DM 2,400.00

which we will debit from your account.

Subsequent premiums
We will also have the subsequent premiums debited from your account No.:
1012005500
BfG Schweinfurt (Routing No. 79310111).
We will not send premium statements on the individual due dates.

Commencement of insurance coverage
The insurance coverage commences upon receipt of this insurance policy, but not prior to the technical commencement of insurance. We assume that the initial premium can be debited from your account by the next debit date, and that the debit note will not be disputed. Otherwise the insurance coverage would be rendered invalid retroactively.

Continued on page 3

Certificate of Insurance for Life Insurance     No. 174 596-00

Additional insurance agreement
The right to choose an annuity is excluded for this agreement.

For the duration of employment, it is irrevocably agreed that a transfer of the capacity of policyholder and an assignment of rights arising from this agreement to the insured employee until the date at which the insured employee turns 59, is excluded, insofar as the premiums have been paid by the policyholder (employer).

The assignment or lending of the irrevocable entitlement against security is excluded.

**********

Enclosure
Certificate of Insurance for Life Insurance     No. 174 596-00

Table of cash-in values and premium-free amounts insured

If this insurance is terminated or made premium-free, the following cash-in values (“RW”) or premium-free amounts insured (“bS”) will result without consideration for profit credits:

	Figures in DM
Effective date	RW	bS
01/01/1989	1,618	3,580
01/01/1990	3,746	8,045
01/01/1991	5,944	12,392
01/01/1992	8,212	16,618
01/01/1993	10,550	20,722
01/01/1994	12,959	24,706
01/01/1995	15,443	28,576
01/01/1996	18,004	32,335
01/01/1997	20,647	35,989
01/01/1998	23,373	39,539
01/01/1999	26,187	42,991
01/01/2000	29,090	46,344
01/01/2001	32,087	49,604
01/01/2002	35,180	52,772
01/01/2003	38,369	55,847
01/01/2004	41,660	58,835
01/01/2005	45,058	61,739
01/01/2006	48,572	64,565
01/01/2007	52,212	67,321
01/01/2008	55,989	70,010
01/01/2009	59,912	72,637
01/01/2010	63,993	75,205
01/01/2011	68,245	77,718
01/01/2012	72,681	80,179
01/01/2013	77,321	82,594
01/01/2014	82,187	84,968
01/01/2015	87,304	87,304

When comparing with your payments, please note that only the savings portions of your premiums are available for the values in the table. This is because your premium has three components:

–Risk component–	We use this to fund the benefits to which there is a claim upon the death of the insured party.

–Cost component–	We use this to cover the cost of concluding your insurance and of its continued maintenance.

–Savings component–	We use this to generate an “actuarial reserve,” which reaches the amount insured by the expiration of the policy. The level it reaches at a given time is the basis for the values in the table.

Advisor: 189523 Client: 14	Charles River Germany GmbH & Co. KG Sandhofer Weg 7 97633 Sulzfeld	VKZ: 2YM Date: 01/26/2012 Page: 1

Reconciliation list Data transfer Employee payments 01/2012

UniCredit Bank-HypoVereinbank		Acct. No. 347156922	Routing No. 79320075
Pers. No.	Name	Bank		Acct. No.	Routing No.	Amount €	Text key	VKZ
	Payment rates wages/salaries 01/2012
1	Geller Dr. Jörg	Genobank Rhön-Grabfeld		7158130	79069165	12,371.97	53000	3
	Purpose of use: Wage/salary statement 01/2012				[handwritten:]	43,5000
	Payment rates capital-forming benefits 01/2012				[handwritten:]	[illegible]
1	USB business acct. Union deposit account	DZ Bank		686	50060400	27.00	54002	3
	Purpose of use: Unt. dep. 4534059301 Policy No. Geller Dr. Jörg
	Capital-forming benefit 01/2012
1	Hannoversche Leben	Deutsche Bank Hannover		234005	25070070	1,227.10	510000	3
	Purpose of use: Geller Dr. Jörg
	0000174 596-35 Dr. Jörg Geller
Number of payment transactions:		3		Total sum:		13,626.07*
				Date file created:

Hanover, dated 2/8/1988 *) Section 1,2 ALB regulates the commencement of insurance coverage	Hannoversche Lebensversicherung a. G. previously Preußischer Beamten-Verein [signature]
8741 Sulzfeld	Please turn over